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                                                                    Exhibit 21.1

                              LEVEL 8 SYSTEMS, INC.
              LIST OF SUBSIDIARIES BY JURISDICTION OF INCORPORATION


All Companies are 100% owned unless otherwise noted.

Australia:

     Level 8 Systems Australia Pty Limited (This subsidiary is in the process of being closed.)

Barbados:

     Level 8 FSC, Inc.

Benelux:

     Level 8 Benelux B.V.

Canada:

     Level 8 Canada, Inc.
          Domestic Province:           Ontario

     3020126 Canada Inc.
          Domestic Province:           Canada

Denmark:

     Level 8 Denmark ApS (This subsidiary is in the process of being dissolved).

France:

     Level 8 France S.A.R.L.

     Template Software S.A.

Germany:

     Level 8 Europe (Deutschland) GmbH

     Template Software GmbH (This subsidiary is in the process of being dissolved).

     Template Software Holding GmbH (This subsidiary is in the process of being dissolved).

     Template Software Geschaftsfuhrungs GmbH (This subsidiary is in the process of being dissolved).

Ireland:

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     Level 8 Ireland Limited

Italy:

     Level 8 Italia S.r.L.

Mexico:

     Template Software de Mexico, S.A. de C.V. (This office is in the process of being closed.)

Korea:

     Seer Korea Co., Limited (This office is in the process of being closed.)

Sweden:

     Level 8 Systems Nordic AB ((This office is in the process of being closed.)

Switzerland:

     Milestone Software AG (20% owned)

United Kingdom:

     Level 8 Systems (U.K.) Limited

     Template Software, UK Limited

United States:

Parent Company:

   Level 8 Systems, Inc.
     State of Incorporation:               Delaware

Subsidiary:

     Level 8 Technologies, Inc.
          State of Incorporation:          New York

     StarQuest Software, Inc.
          State of Incorporation:          California

     Level 8 Worldwide Holdings Limited
          State of Incorporation:          Delaware

     Cicero Technologies, Inc.
          State of Incorporation:          Delaware

     Template Technologies, Inc.
          State of Incorporation:          Delaware